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                                                                     EXHIBIT 3.1

                            UNITED STATES OF AMERICA

                             THE STATE OF MICHIGAN

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES

                               LANSING, MICHIGAN

This is to Certify that the annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

 [SEAL]

Sent by Facsimile Transmission             In testimony whereof, I have
111111                                     hereunto set my hand, in the
                                           City of Lansing, this
                                           14th day of December, 2004

                                           /s/ Andrew L. Mitolf Jr., Director

                                           Bureau of Commercial Services

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BCS/CD-515 (Rev. 12/03)

                 MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
                         BUREAU OF COMMERCIAL SERVICES

Date Received                 (FOR BUREAU USE ONLY)
DEC 12 2004
                                                             FILED
     This document is effective on the date               DEC 14 2004
     filed, unless a subsequent effective date           Administrator
     within 90 days after received date is       Bureau of Commercial Services.
     stated in the document.

                                                 EFFECTIVE DATE: 12/15/04
                                                      5PM

Name

David D. Joswick

Address

840 West Long Lake Road, Suite 200

City               State                     Zip Code

Troy               Michigan                  48098

       DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
        IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.    The present name of the corporation is: NORTH COUNTRY FINANCIAL
      CORPORATION

2.    The identification number assigned by the Bureau is: 063316

3. Articles I and III of the Restated Articles of Incorporation are hereby amended as follows:

      Article I is amended to read in its entirety as set forth on Exhibit A attached hereto.

      Article III is amended by adding the provisions set forth on Exhibit B attached hereto.

4. The effective date of this Certificate of Amendment is 5.00 p.m., on DECEMBER 15, 2004.

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of incorporation was duly adopted on the 18th day of NOVEMBER 2004, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following):

[X]   at a meeting the necessary votes were cast in favor of the amendment.

[ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

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[ ]   by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a Profit corporation.

[ ] by consent given by electronic transmission in accordance with Section 407(3)if a profit corporation.

[ ]   By the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations                               Nonprofit Corporations

Signed this 13th day of DECEMBER 2004.                                          Signed this ______day of_______________.

By: C. James Bess                                                               By
    --------------------------------------------                                    ------------------------------------
    (Signature of an authorized officer or agent)                                   (Signature of President, VicePresident,
                                                                                        Chairperson or ViceChairperson)
C. James Bess, President and Chief Executive Officer
        (Type or Print Name)                                                      (Type or Print Name)    (Type or Print Title)



                                                          RECEIVED

                                                         DEC 14 2004

                                            MI DEPT OF LABOR AND ECONOMIC GROWTH
                                                BUREAU OF COMMERCIAL SERVICES
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                                    EXHIBIT A

                                   Article I

         The name of the corporation is Mackinac Financial Corporation.

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                                   EXHIBIT B

      Effective at the time this Certificate of Amendment to the Restated Articles of Incorporation shall become effective as provided in Section 4 of this Certificate of Amendment (the "Effective Time"), the filing of this Certificate of Amendment to the Restated Articles of Incorporation shall effect a reverse stock split on the basis of one (1) new common share for each twenty
(20) issued and outstanding common shares, while maintaining the number of authorized common shares and preferred shares, as set forth in this Article III (the "Reverse Split").

      Immediately as of the Effective Time, and without any action by the holders of outstanding common shares, but subject to the rounding of fractional shares described below, outstanding certificates representing the corporation's common shares shall represent for all purposes, and each common share issued and outstanding immediately before the Effective Time shall automatically be converted into, new common shares in the ratio of twenty (20) old common shares for one (1) new common share, all by virtue of the Reverse Split and without any action on the part of the holder of such common shares.

      Notwithstanding any of the foregoing to the contrary, no fractional common shares shall be issued in connection with the Reverse Split. In lieu thereof, each holder of common shares as of the Effective Time who would otherwise have been entitled to receive a fractional new common share shall, upon surrender of such shareholder's certificate representing pre-split common shares, have the post-split common shares to which they are entitled rounded up to the nearest whole share. As of the Effective Time such fractional shares shall no longer represent equity interests in the corporation, and shall not be entitled to any voting, dividend or other shareholder rights; rather, they shall represent only the right to receive the common shares, if any, described in this paragraph.